SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 17, 2015
___________________

RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

August 17, 2015 – Milan, Italy –Today at a Terrace Talk titled “Sustainable Green Building Design using SPD-SmartGlass and Intelligent Adaptive Control Systems” presented underneath the largest smartglass roof in the world at the USA Pavilion at Expo Milano 2015, Research Frontiers CEO Joseph M. Harary and Zuli, Inc. CEO Taylor Umphreys showed the latest development in efficient sustainable smart home design.

Using a Zuli Smartplug with its proprietary Presence technology, you can walk into a room with your smartphone, and have the lights and appliances and temperature automatically adjust to your presence, and the glass in your windows change instantly from an energy-saving dark tint, to clear so you can enjoy the magnificent views outside your home. Now, walk into another room and have those lights, appliances and windows adjust too, while the Zuli Smartplug automatically shuts off your devices in the room you had just left to save energy. Zuli also uses proprietary machine learning algorithms that analyze energy usage patterns and help users be smarter about their energy usage.

Zuli has also announced it has started shipping units to customers. Zuli Smartplugs are currently available for purchase on the Zuli website at www.Zuli.io. Zuli Smartplugs give users the ability to control any light or appliance, including their smart windows, from their smartphone without any complex installation or setup. Simply plug in, connect any device, and control it directly using Bluetooth LE. Each device gives you on/off control, dimming control for lamps and smart windows, energy metering and scheduling. Zuli is also the only Smartplug that has been optimized for use with Research Frontiers’ SPD-SmartGlass technology. Zuli has also announced partnerships with Nest and Logitech, integrating Zuli Presence with your other favorite connected home products.

Taylor Umphreys, President and CEO of Zuli, Inc., noted: "It’s great to be able to participate in the World’s Fair and be a part of the discussion about how we better plan for our future and the challenges that lie ahead with global energy demand. It’s necessary that we not only develop more efficient energy solutions, but develop solutions that can seamlessly integrate into our lives and make efficiency simple for everyone. With Zuli’s partnership with Research Frontiers, we are building towards a home that learns and adapts to you, so that your home is always working in the background to save energy.”

Joseph M. Harary, President and CEO of Research Frontiers, noted: “The World’s Fairs have often been the launch and early demonstration sites for major technology-based products we use every day from the telephone, the elevator and even the electrical wall outlet. The best products are simple, elegant and provide important functionality to consumers When Research Frontiers made its strategic investment in Zuli in June, we were attracted to the simplicity of installation and use--you simply plug the Zuli Smartplug into a wall outlet, and plug in your SPD-SmartGlass window, light or other appliance into the Zuli Smartplug. Then an easy to use app on your smartphone gives you complete control over your home or office environment. It also gets smarter as you use it more."

What's a Zuli Smartplug?

Zuli Smartplugs can make every room in your home look and feel just the way you like it. All the things that contribute to your idea of perfect home comfort — lighting, temperature, your connection to the world outside, and more — respond to your every move.

Just plug in your Zuli Smartplug, connect any light, appliance, or other electrical device, like a smart window, and instantly get control from your smartphone. Turn devices on or off at the touch of a button, automatically in response to changing conditions, or on a schedule that you set. Dim lights and adjust the tint of your windows to the perfect ambiance. Create schedules for your lights or appliances with just a few taps, and easily monitor your power consumption to get more insight into your monthly energy costs and how to reduce them. With Zuli Presence, any room with a Zuli Smartplug will know when you’ve entered a room and instantly adapt to your personal lighting, temperature, and shading preferences — and then have everything turn off when you walk away.

What's SPD-SmartGlass?

SPD-Smart technology allows you to change the tint of your windows and skylights instantly, either at the touch of a button, or automatically. SPD-SmartGlass reduces cooling energy requirements in the summer, and heating energy requirements in the winter, by maintaining a pre-selected ideal level of light and temperature. SPD-SmartGlass also blocks harmful UV rays at all times. By more effectively controlling daylighting, SPD-Smart windows also allow “daylight harvesting,” which some independent sources estimate can save 35%-60% on lighting energy. With the growing pressure to reduce the energy use of buildings (which according to various estimates consume over 40% of the energy and over 70% of the electricity used in the United States and Europe), many expect it to be a cornerstone of intelligent building design for years to come. Because SPD-SmartGlass can be retrofitted onto existing structures, even existing building stock can benefit from this green technology. This is significant since approximately 61% of all construction projects are retrofit projects, according to the U.S. Green Building Council.

SPD-Smart technology is the only smart glass technology that gives users the ability to instantly and precisely control the level of shading to any point between very dark and clear. This provides exceptional control over solar energy while also adding to user comfort, security, and protecting interiors. Available in glass or plastic, SPD-SmartGlass technology is currently being used in the automotive, architectural, aircraft and marine industries, and to protect priceless artifacts in museums from damage from visible light. SPD-SmartGlass technology has been selected as the exclusive smart glass for the USA Pavilion at the Milan World's Fair.

About Zuli, Inc.

Zuli, Inc. was founded with the goal of creating a more valuable smart home experience by having your devices learn and adapt based on your presence and preferences. After a successful Kickstarter campaign in 2014, Zuli raised additional capital through a seed round lead by prominent investors that include Menlo Ventures, Logitech, and Winklevoss Capital. Zuli has now announced partnerships with Nest (Thermostats), Logitech (Harmony universal remote) and Research Frontiers (smart windows) to integrate your favorite consumer home products with the Zuli app and their Presence technology. The company is headquartered in San Francisco, CA.

More information is available at: www.Zuli.io and on Facebook and Twitter.

About Research Frontiers Inc.

Research Frontiers is the developer of SPD-Smart light-control technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. Research Frontiers has built an infrastructure of over 40 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, museums, aircraft and boats.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1       Research Frontiers Press Release dated August 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: August 17, 2015